Exhibit 10.1

SEPARATION AGREEMENT AND GENERAL RELEASE

This Separation Agreement and General Release (this “Separation Agreement”) is entered into by and between John C.R. Hele (“Mr. Hele”), MetLife, Inc. and MetLife Group, Inc. (collectively “MetLife” or the “Company”) as of the 3 day of June, 2018. This Separation Agreement is contingent on approval by the Board of Directors of MetLife, Inc. (the “Board”), and will not be effective or binding unless and until it is so approved. The Company’s management will present this Separation Agreement and recommend its approval    to the Board following the Separation Agreement Effective Date, as defined below. If such Separation Agreement Effective Date occurs on or before June 11, 2018, the Company’s management will present this Separation Agreement for Board consideration no later than June 12, 2018; provided, however that this Separation Agreement shall not be effective or binding on either party upon the earlier of (a) the Company’s notice to Mr. Hele that the Board has adopted a resolution or other formal action declining to approve this Separation Agreement; or (b) the Board does not approve this Separation Agreement on or before ninety (90) days after the Separation Agreement Effective Date. The parties agree as follows, in exchange for the mutual consideration described herein, the sufficiency of which is mutually acknowledged:

1.     The Company will provide Mr. Hele with the benefits set forth herein (including, but not limited to, the continuation of his employment through the Separation Date in accordance with the terms set forth herein), in consideration for the promises, commitments, and representations he makes in this Separation Agreement and the performance of its terms and conditions, so long as he executes this Separation Agreement, does not revoke it, and fulfills the promises and commitments to which he has agreed herein (provision of any payment and benefits are also

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contingent on his compliance with the terms of any Equity Award Agreements as defined below and his signing and not revoking the Second General Release (defined below)).

2.     Mr. Hele and the Company have agreed that:

(a)    Mr. Hele acknowledges that the last day he shall be Executive Vice President and Chief Financial Officer of the Company is April 30, 2018 (the “Transition Date”).

(b)    To the extent Mr. Hele is a director, trustee, or officer of any Company entity or any Company Affiliate, or is a member of any committee of the Company or any Company Affiliate, he hereby resigns from such capacity effective immediately upon the Transition Date, and agrees to execute any additional, more specific resignation documents the Company may request.

(c)    On or within ten (10) business days following the Transition Date Mr. Hele will prepare and deliver a transition memorandum and related materials detailing the status of active matters and other matters of importance that exist or as may be identified by the Company or which Mr. Hele believes may arise relating to the Company.

(d)    Subject to Mr. Hele’s compliance with the terms and conditions of this Separation Agreement, on and after the Transition Date through September 30, 2018 (unless terminated earlier by the Company for Cause (as defined below) or by Mr. Hele for any reason, such period is referred to hereafter as the “Transitional Employment Period”), Mr. Hele shall be employed as Special Actuarial Advisor to the Chief Executive Officer

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(“CEO”) in accordance with the terms and conditions set forth herein. This Separation Agreement does not guarantee Mr. Hele employment for a fixed term since the Company may terminate his employment hereunder prior to the Separation Date (as defined below) solely for Cause. Nothing contained in this Separation Agreement limits the Company’s right to terminate Mr. Hele’s employment for Cause at any time following the date he signs this Separation Agreement (for the avoidance of doubt, Mr. Hele may not be terminated by the Company prior to the Separation Date (as defined below) without Cause following the date he signs this Separation Agreement). “Cause” means a material breach of any term or condition set forth in this Separation Agreement, a material breach of the fiduciary duty he owes to the Company or material breach of any Company policy or any term or condition set forth in the equity award agreements listed in Exhibit A attached hereto (the “Equity Award Agreements”), as modified in Section 10(b) of this Separation Agreement, or a material breach of any term or condition of the Agreement to Protect Corporate Property dated July 24, 2012 and May 25, 2016, as modified in Section 10(b) of this Separation Agreement. In the event Mr. Hele is terminated for Cause he will not have any right to further compensation, payment, or benefits under the terms of this Separation Agreement.

(e)    Mr. Hele hereby irrevocably resigns from his employment with the Company effective September 30, 2018 (the “Separation Date”).

During the Transitional Employment Period:

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(f)    Mr. Hele shall not be authorized to conduct business on behalf of the Company or any of its Affiliates, other than such actions as may be taken following consultation with and the prior approval of the CEO or his designee, including, but not limited to, entering into contracts on behalf of the Company or any of its Affiliates, or to otherwise incur any liability or obligation in the name or on behalf of the Company or any of its Affiliates.

(g)    Mr. Hele will vacate the office he has occupied as Executive Vice President and Chief Financial Officer on or before the Transition Date and will continue to enjoy all the perquisites as a member of the MetLife Executive Group through such date. During the Transitional Employment Period, he will be required to be present in the MetLife offices only from time to time. Mr. Hele will be reasonably available by telephone, or if specifically requested, in the office, during normal business hours or as otherwise reasonably required by the Company to fulfill his job duties. In addition, Mr. Hele understands that there may be rare occasions when performance of his job duties under this Separation Agreement will require him to travel to other locations in the United States and/or other countries. The parties agree that Mr. Hele will be expected to perform services that exceed twenty percent (20%) of the average level of bona fide services that Mr. Hele provided to the Company during the preceding thirty-six (36) months of his employment (The intent of the foregoing is that Mr. Hele will not incur a “separation from service,” within the meaning of Section 409A of the Internal Revenue Code, from the Company on the Transition Date.)

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(h)    Mr. Hele shall use his best efforts, business judgment, skills, and knowledge for the advancement of the business and interests of the Company and its Affiliates and he will serve the Company loyally and faithfully and in accordance with all Company policies as may be in effect.

(i)    During the Transitional Employment Period, Mr. Hele will serve as a non-officer employee of MetLife Group, Inc. and have the title of Special Actuarial Advisor to the CEO of MetLife, Inc. reporting directly to MetLife, Inc.’s Chief Executive Officer or his designee. He will perform those duties reasonably consistent with his position as directed, including, without limitation, the following: (i) assistance with the transfer of his knowledge, experience, ongoing projects and former job responsibilities in such manner and to such persons as he may be directed, and completion of his current work to equip the Company with the tools to further embed and sustain the Managing for Value mindset across the executive and general management of the Company and its Affiliates and among appropriate functions within the Financial Management Group, Risk, Audit and other Global Functions, with a particular focus on Embedded Value Operating Profit ;(ii) assistance with any regulatory inquiries, audits or inspections involving the Company and/or its Affiliates and any private or governmental entity, either new, threatened or existing; and (iii) assistance and cooperation with the Company, its Affiliates and their attorneys in connection with any proceeding or other action, either new, threatened or existing, brought against or by the Company or any of its

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Affiliates, or in connection with any investigation, inspection, audit or examination of or by the Company or any of its Affiliates. This includes, but is not limited to, any: (A) investigation, inspection, audit or examination brought or initiated by the New York State Department of Financial Services (“NYSDFS”), the Financial Industry Regulatory Authority (“FINRA”), the Securities and Exchange Commission (“SEC”), the United States Department of Labor (“DOL”) or any other governmental agency or entity, (B) such other regulatory matters as may arise during the period, and (C) pending or future lawsuits against the Company. Mr. Hele agrees to perform all acts and, subject to prior approval, to sign and deliver any documents that may be necessary to carry out these functions. To the extent Mr. Hele believes he needs access to certain Company materials (defined below), he may request such access from the Company in writing and the Company will consider such request in its sole discretion in light of Mr. Hele’s obligations under this Separation Agreement.

(j)    Mr. Hele’s base salary will continue at the annualized base salary rate in effect as of the date he signs this Separation Agreement, and he will not be eligible for any salary rate increases.

(k)    Mr. Hele will not be eligible to receive: (i) any stock-based long term incentive award in connection with his services during fiscal year 2018 (including any stock options, restricted stock units, or performance shares), or (ii) any cash-based incentive award for 2018 except as provided in Section 3, below.

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(l)    Mr. Hele will continue to be eligible to participate in and receive the same employee benefits programs and policies as prior to the Transition Date (in each case, subject to the terms and conditions of the applicable Company benefit program or policy and, at a monthly cost to the Company no greater than the monthly cost to the Company immediately prior to the Transition Date). Mr. Hele is entitled to continue his participation and that of his eligible dependents in the Company’s medical and dental plans under applicable law and such plans’ terms for a period of time under the federal law known as “COBRA”. Mr. Hele will also be entitled to reimbursement for any reasonable business expenses incurred during the Transitional Employment Period that are approved in advance by the CEO or his designee.

(m)    Mr. Hele’s rights regarding any awards under the MetLife, Inc. 2015 Stock and Incentive Compensation Plan and the MetLife, Inc. 2005 Stock and Incentive Compensation Plan (together the “Plans”) shall be governed by the Equity Award Agreements and the Plans themselves, giving effect to the actual duration of his employment during the Transitional Employment Period. Mr. Hele should refer to the terms of the Equity Award Agreements regarding how his separation from service affects his awards. A list of all of Mr. Hele’s Equity Award Agreements and the corresponding equity amounts is attached hereto as Exhibit A (all of such equity in the aggregate, the “Equity Awards”).

3.     Provided that Mr. Hele is in compliance with all of his obligations under this Separation Agreement, and provided further, that the Second General Release (defined below) has been

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executed and not revoked prior to its Effective Date, the management of the Company shall make a recommendation to the Board of Directors of MetLife, Inc. (“the Board”) no later than March, 2019 that Mr. Hele receive a payment in 2019 the amount of which shall not exceed One Million Five Hundred Thousand Dollars ($1,500,000). The final amount of such payment (if any) shall be determined by the management of the Company and the Board in their sole discretion, based on Mr. Hele’s performance and the performance of the Company during 2018. Notwithstanding anything herein to the contrary, in no event shall Mr. Hele be entitled to any payment under this Section 3 unless: (A) his employment is terminated September 30, 2018, (B) Mr. Hele is in compliance with all of his obligations under this Separation Agreement, and (C) the Second General Release (defined below) has become effective and is no longer subject to revocation; provided further however, that, in no event shall any payment to Mr. Hele under this Section 3 be paid to him earlier than January 1, 2019 or later than March 15, 2019.

4.     Other than (a) as expressly set forth in this Separation Agreement or the Equity Award Agreements; (b) pursuant to any Company or Affiliate employee benefit plan (other than a severance plan) under which Mr. Hele has accrued vested benefits; (c) pursuant to any indemnification rights under the Company’s Articles of Organization or by-laws or under the terms of the applicable Company directors’ and officers’ liability insurance policy; (d) with respect to any unreimbursed business expense; (e) MetLife’s Employee Indemnity Policy; or (f) as required by law, Mr. Hele will not be eligible for any other compensation or benefits from the Company or any of its Affiliates.

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5.     Mr. Hele makes the following promises, commitments, and representations to the Company in consideration for the execution by the Company of this Separation Agreement and the performance of its terms and conditions (including, but not limited to, the continuation of his employment through the Separation Date in accordance with the terms set forth herein):

(a)    Mr. Hele hereby voluntarily, irrevocably, and unconditionally agrees that he hereby fully and forever releases and discharges the Released Parties (as defined in Section 9 herein) from any and all claims, actions, liability, damages, back pay, front pay, attorneys’ fees, costs, and rights of any and every kind or nature that he ever had, now has, or may have, whether known or unknown, against the Company or its Affiliates, or any of the Released Parties, arising out of any act, omission, transaction, or occurrence, up to and including the date he executes this Separation Agreement, including, but not limited to: (i) any claim arising out of or related to his employment by and affiliation with the Company or its Affiliates, or his entering into this Separation Agreement; his relinquishing of the position of Executive Vice President and Chief Financial Officer; and his resignation of employment pursuant to this Separation Agreement and effective on the Separation Date; (ii) any claim of employment discrimination, harassment, or retaliation under, or any alleged violation of, any federal, state, or local law, rule, regulation, executive order, or ordinance, including, but not limited to, Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Americans with Disabilities Act of 1990; the Employee Retirement Income Security Act of 1974 (“ERISA”); the Family and Medical Leave Act of 1993 (“FMLA”); 42 U.S.C. sections 1981-1988; the Equal Pay Act

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of 1963; the Worker Adjustment and Retraining Notification (WARN) Act of 1988; the Immigration Reform and Control Act of 1986; the Uniformed Services Employment and Reemployment Rights Act of 1994; Executive Order 11,246; Section 503 of the Rehabilitation Act of 1973; the Vietnam Era Veterans’ Readjustment Assistance Act of 1974; the Sarbanes-Oxley Act of 2002; Sections 748(h)(i), 922(h)(i), and 1057 of the Dodd-Frank Wall Street and Consumer Protection Act of 2009; the False Claims Act of 1863; the Age Discrimination in Employment Act of 1967; and the Older Workers Benefit Protection Act of 1990; all as amended; (iii) any claim based on alleged violation of any duty or obligation arising out of contract, tort, libel or slander, defamation, public policy, law, or equity, or allegations of wrongful or retaliatory discharge, or of whistleblower retaliation; (iv) except as otherwise specifically stated in this Separation Agreement, any claim based on an alleged expectation, anticipation, right, or claim to incentive compensation under any Company incentive compensation plan, including, but not limited to, the MetLife Annual Variable Incentive Plan; the Performance Incentive Plan; and the MetLife, Inc. 2015 Stock and Incentive Compensation Plan; the MetLife, Inc. 2005 Stock and Incentive Compensation Plan; the MetLife, Inc. 2000 Stock Incentive Plan; and the Long Term Performance Compensation Plan; (v) any claim for benefit plan accruals based upon the payments enumerated in this Separation Agreement or compensation (other than base salary payable through the Separation Date), whether classified as back pay, front pay, or any other compensation paid by MetLife or awarded post-termination, including, but not limited to, compensation awarded by a regulatory

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body, arbitration panel, or court of competent jurisdiction; and (vi) any claim for any enhancement or differential calculation over and above the benefit vested or otherwise payable to him under the standard terms of the MetLife Options and Choices Plan, the MetLife Retirement Plan, the MetLife Auxiliary Retirement Plan, the MetLife 401(k) Plan, the MetLife Auxiliary Match Plan, or any other MetLife benefit plan. With the exception of salary paid through the Separation Date, no amount paid or payable under this Separation Agreement shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company or its Affiliates nor affect any benefits under any other benefit plan of the Company now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation.

(b)    Mr. Hele specifically and expressly acknowledges that the release set forth in Section 5(a) above (the “Release”) is intended to and does include, waive, and extinguish all claims, known or unknown, suspected or unsuspected, that he may have against any and all of the Released Parties that exist as of, or which have ever existed at any time up to and including, the date that he signs this Separation Agreement, but that it does not waive or extinguish any rights or claims that cannot be waived by law. Mr. Hele further acknowledges that no possible claim or claims against the Company or any of the other Released Parties would affect or change his complete and voluntary acceptance of this Separation Agreement and, in particular, the Release, even if such claim or claims were unknown or unsuspected at the time he signs this Separation Agreement and discovered after he signs this Separation Agreement.

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(c)    Mr. Hele represents and warrants that he has the full power and authority to enter into this Separation Agreement, he does so knowingly and voluntarily, and has not assigned, pledged, encumbered, or in any manner conveyed all or any portion of the claims covered by the Release. Mr. Hele agrees that anyone who succeeds to any rights he may have, such as representatives, assigns, agents, administrators, heirs, or executors, is bound by the Release.

(d)    Mr. Hele waives any right he may have to participate in or receive severance pay or benefits under: (i) any program, arrangement, policy, practice, or plan of any of the Released Parties (including, but not limited to, the MetLife Plan for Transition Assistance for Grades 14 and Above (“MPTA”)), or (ii) any agreement or understanding with any of the Released Parties.

(e)    The Release does not apply to any rights or claims that may accrue after the date this Separation Agreement is executed. Accordingly, in consideration of the mutual promises and undertakings in this Separation Agreement, Mr. Hele will not be eligible to receive any payment pursuant to Section 3 above unless he signs a General Release (the “Second General Release”) in the form attached hereto as Exhibit B. Notwithstanding anything herein to the contrary, Mr. Hele must sign such Second General Release no earlier than the first day after the Separation Date and no later than the last day of the consideration period specified in Section 2(c) of the Second General Release. If the Second General Release has not become effective and non-revocable by the 30th day after the Separation Date, the Company shall have no obligation to make any payment

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provided for under Section 3 above, but all other rights and obligations under this Separation Agreement shall continue to be in effect, including, but not limited to, Mr. Hele’s resignation and the release of claims set forth in Section 5.

(f)    Mr. Hele confirms that he has had the opportunity to disclose, and has so disclosed, to the Company all material matters relating to his terms and conditions of Employment, his separation from employment, and the business and affairs of the Company and its Affiliates, and that he is not aware of any other matter that could give rise to a claim by him against or with respect to the Company or its Affiliates.

6.     Notwithstanding the terms of Section 5 above, nothing therein shall adversely affect any right Mr. Hele may have: (a) under this Separation Agreement or the Equity Award Agreements: (b) to wages earned through the date he signs this Separation Agreement that he has not been paid; (c) to reimbursement for reasonable business expenses incurred through the date he signs this Separation Agreement for which he has not been reimbursed; (d) to benefits, accrued and vested under the terms of the Equity Award Agreements, or benefits under any employee benefit plan of the Company or any of its Affiliates pursuant to the terms of the applicable employee benefit plan, except for severance benefits under the MPTA; (e) rights as a consumer or owner of MetLife products, or (f) to indemnification under the Company’s Articles of Organization or by-laws or under the terms of the applicable Company directors’ and officers’ liability insurance policy.

7.     Mr. Hele acknowledges and agrees that:

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(a)    The Release set forth in Section 5(a) above is a part of an agreement between the Company and him that is written in a manner that he understands. Under this Separation Agreement, the Company is giving him the opportunity to earn compensation and other things of value (“Consideration”) that he would not otherwise be entitled to receive, and Mr. Hele acknowledges that such Consideration exceeds any payment, benefit, or thing of value to which he might otherwise be entitled under any policy, plan, or procedure of the Company.

(b)    He was given twenty-one (21) days to consider and to sign this Separation Agreement, within which time he made a counteroffer to the Company, and an additional five (5) days commencing upon receipt of this, the Company’s revised Separation Agreement offer to him.

(c)    He is hereby advised by the Company to consult with an attorney prior to signing this Separation Agreement.

(d)    He has seven (7) days following his signing of this Separation Agreement to revoke this Separation Agreement. This Separation Agreement will not become effective or enforceable until the eighth day following Mr. Hele’s execution of this Separation Agreement (i.e. after the seven (7) day revocation period has expired) (the “Separation Agreement Effective Date”). In the event that Mr. Hele exercises his right to revoke this Separation Agreement, neither the Company nor Mr. Hele will have any obligations

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under this Separation Agreement. If Mr. Hele chooses to revoke this Separation Agreement, he must do so in writing addressed and delivered to Margery Brittain, MetLife, Inc., 200 Park Avenue, New York, New York, 10166, mbrittain@metlife.com, before the expiration of the seven (7) day revocation period. If Mr. Hele delivers the revocation by hand or by electronic mail, the revocation will be considered timely if it is delivered or e-mailed as provided herein at the above address and/or e-mail addresses within seven (7) days of Mr. Hele’s signing of this Separation Agreement. If Mr. Hele delivers the revocation by mail, the revocation will be considered timely if it is mailed to Margery Brittain at the above address and postmarked within seven (7) days of Mr. Hele’s signing of this Separation Agreement.

(e)    By signing this Separation Agreement, Mr. Hele is releasing and waiving all claims against the Released Parties, including, without limitation, any rights or claims arising under the Age Discrimination in Employment Act (29 U.S.C. § 621, et seq.) or other similar laws. He is not releasing or waiving any rights or claims that may arise under the Age Discrimination in Employment Act after the date he signs this Separation Agreement.

(f)    Nothing in this Separation Agreement shall be construed to constitute a waiver of future claims or to prohibit Mr. Hele from filing or participating in the investigation of a Charge of Discrimination with the Equal Employment Opportunity Commission (“EEOC”) or its state or local counterpart (i.e., a state or local fair employment practices agency). However, to the fullest extent permitted by law, Mr. Hele is releasing his right

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to file a court action or to seek or to accept individual remedies or damages, including monetary damages, in any action filed on his behalf by any such federal, state, or local administrative agency or other third party against any of the Released Parties, and this release shall apply with full force and effect to any proceeding arising from or relating to such recourse including, but not limited to, the right to monetary damages or other individual legal or equitable relief. This release does not include any claims that cannot by law be released through this Separation Agreement. Neither this Section 7 nor any other provision of this Separation Agreement prohibit or restrict Mr. Hele or his attorney from providing information or testimony to, otherwise assisting or participating in an investigation or proceeding with or brought by, or filing a charge or complaint with any government agency, law enforcement organization, legislative body, regulatory organization, or self-regulatory organization (“SRO”), including, but not limited to, EEOC, NYSDFS, SEC, FINRA, DOL, Internal Revenue Service (“IRS”), Commodity Futures Trading Commission (“CFTC”), Department of Justice (“DOJ”), and the National Labor Relations Board (“NLRB”), or as required by court order or subpoena, or as may be necessary for the prosecution of claims relating to the performance or enforcement of this Separation Agreement, or from providing any other disclosure required by law. However, by executing this Separation Agreement Mr. Hele waives all rights to recover any compensation, damages, or other relief in connection with any such investigation, proceeding, charge, or complaint, except that he does not waive any right he may have to receive a monetary award from the SEC as a whistleblower pursuant to

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the bounty provision under Section 922(a)-(g) of the Dodd-Frank Wall Street and Consumer Protection Act of 2009, as amended, or directly from any other federal, state, or local agency pursuant to a similar program. The investigations and proceedings referenced in this Section 7(f) include, but are not limited to, those relating to an alleged violation of the Sarbanes-Oxley Act of 2002, as amended; any federal, state, or local law relating to fraud; or any rule or regulation of the NYSDFS, the SEC, FINRA, CFTC, the New York Stock Exchange, or of any other regulatory organization or SRO.

(g)    Mr. Hele has had the opportunity to review and reflect on all terms of this Separation Agreement, and he has not been subject to any duress or other undue or improper influence interfering with the exercise of his free will to sign this Separation Agreement. He knowingly and voluntarily agrees to all of the terms set forth in this Separation Agreement, and he knowingly and voluntarily intends to be legally bound by them.

(h)    Mr. Hele will deliver or make available to the Company by the close of business on the Separation Date, or at such other reasonable time that the Company requests, to such person designated by the Company to receive these items, all Company property, information, documents, and other materials (including but not limited to memoranda, correspondence, reports, records, transcripts, notes, records of conversations, keys, computer and other equipment, and identification cards), in whatever form or medium (including papers, e-mail, disks, tapes, and any and all electronic storage), including all duplicates, copies, or versions, concerning or in any way related to the business affairs or

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operations of the Company and its Affiliates, interaction by or among employees, customers, vendors, or other associates of the Company and its Affiliates, or his    job duties, responsibilities, assignments, or actions on behalf of or in furtherance of the interests of the Company and its Affiliates, that are in his custody, possession, or control (“Company Material”). Company Material does not include documents he received from an authorized representative of the Company solely regarding his employment relationship with the Company (e.g., summary plan descriptions, performance evaluations, benefits statements), any policy or product purchased by him or on his behalf from the Company or its Affiliates, or securities of the Company held by him, hard copies of personal documents or personal files maintained in his office, or other documents he is entitled by law to retain. Mr. Hele represents that he will conduct a diligent search for all Company Material prior to the Separation Date. He represents that, after delivering to the Company’s designee a copy of any Company Material stored electronically on any of his personal hard drives or other non-portable electronic storage devices, he will destroy such Company Material stored on such devices, and that he will not retain any Company Material in any form. He agrees that if he discovers or receives any Company Material he will return such Company Material to the Company’s designee promptly following such discovery.

(i)    Mr. Hele warrants and agrees that: (i) he will reasonably cooperate with the Company in transferring all information on business matters he handled during his employment with the Company; (ii) he will not incur any unauthorized credit card

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charges or other liabilities for which the Company or any of its Affiliates may be liable; and (iii) he will reasonably cooperate with the Company in documenting all outstanding travel, entertainment, and other expenses. Furthermore, no later than 30 days following the Separation Date, he will pay all personal charges on any credit card issued to him by the Company or any of its Affiliates. Mr. Hele agrees that the Company has the right to offset from any payment described in Section 3 above any ordinary course amounts due and owing to the Company as of the Separation Date, such as any outstanding loans, travel advances, or credit card advances, to the fullest extent permitted by law, provided, however, that any such offset shall not be permitted against any payments of “nonqualified deferred compensation” for purposes of Section 409A of the Internal Revenue Code to the extent such offset would cause a violation of or result in adverse tax consequences to Mr. Hele under Section 409A.

(j)    Subject to Section 7(f), Mr. Hele warrants and agrees that on and after the Separation Date, he will assist and reasonably cooperate with the Company and its attorneys in connection with any proceeding, either new, threatened or existing, brought against or by the Company or any of its Affiliates, or in connection with any investigation, audit, inspection or examination of or by the Company or any of its Affiliates, either new, threatened or existing, and such assistance and cooperation shall take place at reasonable times and on reasonable notice, at times and places mutually convenient to him and the Company. This includes, but is not limited to, any investigation, inspection or examination brought or initiated by the NYSDFS, FINRA, or

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the SEC. He agrees to perform all acts and sign and deliver any documents that may be necessary to carry out the provisions of this Section 7(j). The Company shall pay for all reasonable and pre-approved travel and lodging and other business expenses incurred by Mr. Hele in connection with the assistance and cooperation referenced in this Section 7(j). Nothing herein is intended to prevent Mr. Hele from filing a charge with or cooperating in an investigation conducted by a government agency. If Mr. Hele receives a subpoena from a government agency, he or his attorney shall provide the Company with a copy of it prior to the date of compliance and no later than five business days following his receipt of it; to the maximum extent that he, or his attorney, is permitted to do so without violating the law or the terms of such subpoena.

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8.     Noninterference and Nonsolicitation.

(a)    For twelve (12) months following the earlier of Mr. Hele’s actual termination date or the Separation Date, he will not, directly or indirectly, divert business away from the Company or its Affiliates or seek to have any of the Company’s or the Company’s Affiliates’ customers, persons or organizations reduce, lapse or terminate any financial products or services obtained from or through the Company or any of the Company’s Affiliates, in such circumstances where he possesses or has possessed any Confidential and Proprietary Information regarding any of the Company’s or any of the Company’s Affiliates’ services to such customer, person or organization.

(b)    For twelve (12) months following the earlier of Mr. Hele’s actual termination date or the Separation Date, he will not, directly or indirectly, whether by himself, through an affiliate or in partnership or conjunction with, or as an employee, officer, partner, director, manager, member, owner, consultant, advisor or agent of any person, entity, firm or corporation, solicit, entice, encourage or intentionally influence, or attempt to solicit, entice, encourage or influence, any employee, agent, advisor, consultant, broker, or other person or entity who performs services for the Company or its Affiliates to resign or leave the employ or engagement of the Company or its Affiliates to perform services other than for the benefit of the Company or its Affiliates;

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(c)    The restrictive periods set forth in Sections 8(a) and (b) shall be deemed automatically extended by any period in which Mr. Hele is in violation of any of the provisions of Section 8(a) or (b), to the extent permitted by law.

(d)    If a final and non-appealable judicial determination is made by a court or arbitrator that any of the provisions of this Section 8 constitutes an unreasonable or otherwise unenforceable restriction against Mr. Hele, the provisions of this Section 8 will not be rendered void but will be deemed to be modified to the minimum extent necessary to remain in force and effect for the longest period and largest geographic area that would not constitute such an unreasonable or unenforceable restriction (and such court shall have the power to reduce the duration or restrict or redefine the geographic scope of such provision and to enforce such provision as so reduced, restricted or redefined).

(e)    Moreover, notwithstanding the fact that any provision of this Section 8 is determined not to be specifically enforceable, the Company will nevertheless be entitled to recover monetary damages as a result of Mr. Hele’s breach of any such provision.

(f)    Any of the restrictions set forth in this Section 8 may be waived, in writing, solely by the Company. The Company’s decision to grant such a written waiver shall reside in its sole and absolute discretion.

9.     As used in this Separation Agreement, the term “Released Parties” means the Company (as defined above), Metropolitan Life Insurance Company, and each of its and their past and present parents, subsidiaries, Affiliates, and agents and each of its and their past, present, and

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future directors, officers, and employees, agents, representatives, employee benefit plans or funds and the fiduciaries thereof, successors, and assigns of each. As used in this Separation Agreement, the term “Affiliate” or “Affiliates” means, with respect to the Company, any other entity (whether such other entity is a corporation, organization, association, partnership, sole proprietorship, or other type of entity), whether incorporated or unincorporated, that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the Company.

10.

(a)    Subject to Section 10(b) of this Separation Agreement, nothing contained herein shall modify or replace any of the terms and conditions set forth in the Equity Award Agreements listed in the attached Exhibit A, or the Agreements to Protect Corporate Property referenced therein (including, but not limited to, the Agreement to Protect Corporate Property signed by Mr. Hele on July 24, 2012 and May 25, 2016), and those agreements remain in full force and effect and a breach of any such agreement will also constitute a breach of this Separation Agreement.

(b)    Notwithstanding Section 10(a) of this Separation Agreement:

(i)    The terms of any non-disparagement obligations under any Equity Award Agreements that are Performance Share Agreements, including Section S-16(b) of

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any Performance Share Agreement Mr. Hele entered into in 2018, and similar provisions of any other Performance Share Agreements, shall remain in full force.

(ii)    The terms of any post-employment non-compete obligations under any Equity Award Agreements that are Performance Share Agreements, including Section S-16(d) of any Performance Share Agreement Mr. Hele entered into in 2018 and similar provisions of any other Performance Share Agreements, shall (A) remain in full force and (B) apply solely to any entity listed among the “Performance Share and Performance Unit TSR Comparators” in “Appendix A — Compensation Discussion And Analysis Supplementary Information” in the Company’s Definitive Proxy Statement filed with the U.S. Securities and Exchange Commission in April, 2018, and each person that is an “Affiliate” of any such entity, as defined in Rule 12b-2 under the Securities Exchange Act of 1934 (or any successor rule), without further modification or waiver.

(iii)    The terms of any post- employment obligations of any Agreement to Protect Corporate Property shall continue in force through twelve (12) months following the Separation Date.

(iv)    Except as provided in this Section 10(b), the Company waives Mr. Hele’s post-employment obligations under the Equity Award Agreements and Agreements to Protect Corporate Property.

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(c)    The Company acknowledges that, under the terms of the Equity Award Agreements, as otherwise applicable and assuming Mr. Hele’s employment ends on the Separation Date, (A) Mr. Hele’s “Service” (as such term is defined in the Equity Award Agreements) shall equal six (6); and (B) Mr. Hele’s “Rule of 65 Date” (as such term is defined in the Equity Award Agreements) shall be on or prior to the Separation Date.

11.     Subject to Section 7(f) above, Mr. Hele warrants and agrees that he will not make or induce others to make any written or oral statements that disparage or demean the Company or any of its Affiliates, or the Company’s or any of its Affiliates’ officers, directors, employees, stockholders, managers, members, representatives, products, or services other than to his immediate family members, his financial or legal advisors, or if (i) testifying truthfully under oath pursuant to a lawful court order or subpoena or the equivalent, including arbitral orders, and interview requests from governmental agencies or (ii) responding truthfully pursuant to a request from a governmental agency acting within the scope of their investigative authority. Nothing herein is intended to prevent Mr. Hele from filing a charge with or cooperating in an investigation conducted by any governmental agency. MetLife agrees to instruct its Executive Group, direct reports to its CEO and direct reports to its Chief Financial Officer (i) to continue to refer to Mr. Hele’s departure from MetLife as a retirement; and (ii) not to make any personally or professionally disparaging or demeaning remarks about Mr. Hele; provided, however, that no statement made to any person that relates to any of the finances or business of the Company or its affiliates, either historical, present, or future, shall be considered “personally or professionally disparaging” or otherwise be contrary to the Company’s instruction.

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12.     Mr. Hele shall comply with all applicable laws, and, through the Separation Date, with all policies and practices of the Company and its Affiliates, in each case that apply to the purchase or sale of MetLife stock and that prohibit insider trading, trading in the stock of MetLife, Inc. or any company affiliated with the Company on the basis of material nonpublic information, or any other impermissible trading practices.

13.     409A and Other Tax Matters.

(a)    All payments and benefits payable hereunder shall be subject to applicable federal, state and local withholding requirements. The intent of the parties is that payments and benefits under this Separation Agreement comply with or be exempt from Section 409A of the Internal Revenue Code and the regulations and guidance promulgated thereunder (“Section 409A”) and, accordingly, to the maximum extent permitted, this Separation Agreement shall be interpreted in a manner consistent with such intent.

(b)    A termination of employment shall not be deemed to have occurred for purposes of any provision of this Separation Agreement providing for the payment of any amounts or benefits upon or following a termination of employment unless such termination is also a “separation from service” within the meaning of Section 409A and, for purposes of any such provision of this Separation Agreement, references to a “termination,” “termination of employment” or like terms shall mean “separation from service.” Under the meaning of Section 409A, an employee generally will be presumed to have separated

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from service where the level of bona fide services performed (whether as an employee or an independent contractor) changes to a level equal to 20 percent or less of the average level of services provided during the previous 36 months (whether as an employee or an independent contractor).

(c)    All expenses or other reimbursements paid to Mr. Hele under this Separation Agreement that are taxable income to Mr. Hele shall in no event be paid later than the end of the calendar year next following the calendar year in which Mr. Hele incurs such expense or pays such related tax. With regard to any provision herein that provides for reimbursement of costs and expenses or in-kind benefits, except as permitted by Section 409A, (i) the right to reimbursement or in-kind benefits shall not be subject to liquidation or exchange for another benefit, (ii) the amount of expenses eligible for reimbursement of in-kind benefits provided during any taxable year shall not affect the expenses eligible for reimbursement or in-kind benefits to be provided in any other taxable year, and (iii) such payments shall be made on or before the last day of Mr. Hele’s taxable year following the taxable year in which the expense occurred.

(d)    For purposes of Section 409A, Mr. Hele’s right to receive any installment payments pursuant to this Separation Agreement shall be treated as a right to receive a series of separate and distinct payments. Whenever a payment under this Separation Agreement specifies a payment period with reference to a number of days (e.g., “payment shall be made within 30 days following the Separation Date”), the actual date of payment within the specified period shall be within the sole discretion of the Company.

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(e)    If on the date of Mr. Hele’s separation from service (as defined in Treasury Regulation §1.409A-1(h)) with the Company, he is a specified employee (as defined in Code Section 409A and Treasury Regulation §1.409A-1(i)), no payment constituting the “deferral of compensation” within the meaning of Treasury Regulation §1.409A-1(b) and after application of the exemptions provided in Treasury Regulation §§1.409A-1(b)(4) and 1.409A-1(b)(9)(iii) shall be made to him at any time prior to the earlier of (a) the expiration of the six (6) month period following his separation from service, and (b) his death, and any such amounts deferred during such period shall instead be paid in a lump sum to Mr. Hele (or, if applicable, his estate) on the first payroll payment date following expiration of such six (6) month period or, if applicable, his death.

(f)    Mr. Hele acknowledges that the Company has advised him to obtain his own tax advice regarding this Separation Agreement. Mr. Hele further agrees and understands that he shall be solely liable for any and all taxes, interest and/or penalties imposed by any lawful taxing authority relating to taxes due as a result of Section 409A on account of any payments made or deemed to be made to him hereunder or pursuant to any Company arrangements that may be deemed to be deferred compensation under Section 409A, and the Company shall not indemnify him against any and all taxes, interest and/or penalties that may be imposed by any taxing authority in the event of a determination of non-compliance with Section 409A.

14.     Subject to Section 7(f) above, Mr. Hele further agrees that, except for the provision of information to governmental agencies or self-regulatory organizations, including but not limited

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to the NYSDFS, EEOC, DOL, IRS, FINRA, SEC, or as required by subpoena, neither he nor his agents, attorneys, or representatives will publish, publicize, or reveal any information concerning his employment with the Company or the cessation of his employment with the Company. Mr. Hele agrees that he will keep the terms of this Separation Agreement strictly confidential and, except as required by law, will not disclose them other than to his immediate family members, his financial or legal advisors, or governmental agencies acting within the scope of their investigative authority. Nothing contained herein shall prohibit Mr. Hele from including his employment with the Company on his resume or from discussing his qualifications, decision to retire from the Company, any post-employment restrictions, and former job title, salary, duties and responsibilities, each in connection with potential employment. Mr. Hele acknowledges that the Company may publicly disclose to the SEC this Separation Agreement, Second General Release, and other agreement with, or information with respect to, Mr. Hele.

15.     If any provision of this Separation Agreement is held to be unenforceable, such provision shall be considered to be distinct and severable from the other provisions of this Separation Agreement, and such unenforceability shall not affect the validity and enforceability of the remaining provisions.

16.     Mr. Hele and the Company acknowledge that in executing this Separation Agreement they have not relied on any statements, promises, or representations made by the other party except as specifically memorialized in this Separation Agreement. This Separation Agreement constitutes the complete agreement of the parties on or in any way related to the subject matter

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addressed herein, and, except as expressly set forth herein, this Separation Agreement supersedes and cancels all previous agreements or understandings between Mr. Hele and the Company.

17.     The waiver by any party hereto of a breach of any of the provisions of this Separation Agreement shall not operate or be construed as a waiver of any other provision of this Separation Agreement or a waiver of any subsequent breach of the same provision.

18.     The parties agree and acknowledge that: (i) this Separation Agreement may not be modified, altered, or changed except upon the express written consent of both Mr. Hele and MetLife Inc.’s Chief Executive Officer; and (ii) this Separation Agreement will be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws principles thereof.

19.     Any claim or controversy between Mr. Hele and the Company and/or its Affiliates, including but not limited to those arising out of or relating to this Separation Agreement (or any breach thereof), shall be submitted to arbitration in New York, New York, pursuant to the applicable JAMS rules, before an experienced arbitrator licensed to practice law in New York, in the arbitral forum, and selected in accordance with the JAMS rules. Arbitration in accordance with the terms of this Separation Agreement shall constitute the sole and exclusive means of seeking or obtaining a remedy for any claim or controversy between Mr. Hele and the Company and/or its Affiliates arising out of or relating to this Separation Agreement; provided, however, that the Company shall be entitled to seek provisional remedies (including a temporary restraining order and/or preliminary injunctive relief) in a court of competent jurisdiction in the

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event of any actual or threatened breach of the obligations set forth in Section 8 above. Either Party desiring to arbitrate shall give written notice to the other Party within a reasonable period of time after the Party becomes aware of the need for arbitration. The decision of the arbitrator shall be final and binding. Judgment on any award rendered by such arbitrator may be entered in any court having jurisdiction over the subject matter of the controversy. The fees and costs of the arbitrator shall be borne by the Company, however half of the fees and costs of the arbitrator shall be recoverable from Mr. Hele in the event the Company is the prevailing party. Further, the prevailing party shall be entitled to recover costs and reasonable attorneys’ fees unless otherwise prohibited by law.

20.     The language of all parts of this Separation Agreement shall in all cases be construed as a whole, according to its fair meaning, and not strictly for or against any of the parties.

21.     This Separation Agreement will bind, inure to the benefit of, and be enforceable by, Mr. Hele and his heirs, executors, administrators, and legal representatives, and the Company and its successors and assigns. If the Company is merged into or consolidated with another entity, the provisions of this Separation Agreement will be binding upon and inure to the benefit of the entity surviving such merger or resulting from such consolidation. The Company may also assign its rights under this Separation Agreement to any of its Affiliates; provided, however, that no such assignment shall relieve the Company of its obligations hereunder.

22.     Any payment required to be made by the Company to or on behalf of Mr. Hele pursuant to this Separation Agreement may be made by the Company or any of its Affiliates.

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23.     The parties may execute this Separation Agreement in one or more counterparts, all of which together shall constitute a single instrument.

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Each of the undersigned acknowledges that he or it (a) has read and fully understands all the terms and conditions of this Separation Agreement, (b) has had sufficient time to consider this Separation Agreement and to consult about it with an attorney, and (c) is signing it knowingly, voluntarily, and willingly.

John C.R. Hele

Date:	June 3, 2018	/s/ John Hele

METLIFE, INC. as sole shareholder of METLIFE GROUP, INC.

Date:	June 12, 2018	/s/ Susan M. Podlogar
By: Susan M. Podlogar
Its: Executive Vice President and Chief Human Resources Officer

METLIFE, INC.

Date:	June 12, 2018	/s/ Susan M. Podlogar
By: Susan M. Podlogar
Its: Executive Vice President and Chief Human Resources Officer

Exhibit A

Award Agreement	Award Date	Award Amount[1]	Vested as of 3/30/2018[1]

Stock Option Agreement	03/02/2018	27,687 SO	0
Stock Option Agreement	02/28/2017	48,028 SO	16,009
Stock Option Agreement	02/23/2016	65,537 SO	43,690
Stock Option Agreement	02/24/2015	49,009 SO	49,009
Stock Option Agreement	02/25/2014	45,325 SO	45,325
Stock Option Agreement	02/26/2013	20,352 SO	20,352
Stock Option Agreement	09/04/2012	110,126 SO	110,126

Restricted Stock Unit Agreement	03/02/2018	9,231 RSU	0
Restricted Stock Unit Agreement	02/28/2017	16,010 RSU	0
Restricted Stock Unit Agreement	02/23/2016	21,852 RSU	0

Performance Share Agreement	03/02/2018	43,077 PS	0
Performance Share Agreement	02/28/2017	32,019 PS	0
Performance Share Agreement	02/23/2016	43,703 PS	0

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1 Award amounts reflect gross awards, and do not consider vesting conditions under terms of Award Agreements. For Awards granted prior to 2018, Award Amounts and Vested amounts reflect adjusted awards as a result of the Brighthouse Financial, Inc. spin-off.

EXHIBIT B

GENERAL RELEASE

I, John C.R. Hele, hereby state as follows:

1.	In accordance with the Separation Agreement and General Release (the “Separation Agreement”) between MetLife Group, Inc., MetLife, Inc. (collectively “MetLife” or the “Company”) and me that was entered into as of , 2018, and in consideration of the mutual promises and undertakings described in the Separation Agreement, I hereby renew and ratify the general release of all claims against the Company and Released Parties referenced therein, contained in Section 5(a) of the Separation Agreement (the “Separation Agreement Release”). Accordingly, I make the following promises, commitments, and representations to the Company in consideration for the execution by the Company of the Separation Agreement and this General Release, and the performance of the Separation Agreement’s terms and conditions:

(a)    I hereby voluntarily, irrevocably, and unconditionally release, waive, and forever discharge the Released Parties (defined in Section 9 of the Separation Agreement), individually and collectively, from any and all claims, actions, liability, damages, back pay, front pay, attorneys’ fees, costs, and rights of any and every kind or nature that I ever had, now have, or may have, whether known or unknown, against the Company or its Affiliates (defined in Section 9 of the Separation Agreement), or any of the Released Parties, arising out of any act, omission, transaction, or occurrence, up to and including the date I execute this General Release, including, but not limited to: (i) any claim arising out of or related to my employment by and affiliation with the Company or its Affiliates; my entering into the Separation Agreement; my relinquishing of the position of Executive Vice President and Chief Financial Officer; and my resignation effective on the Separation Date; (ii) any claim of employment discrimination, harassment, or retaliation under, or any alleged violation of, any federal, state, or local law, rule, regulation, executive order, or ordinance, including, but not limited to, Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Americans with Disabilities Act of 1990; the Employee Retirement Income Security Act of 1974 (“ERISA”); the Family and Medical Leave Act of 1993 (“FMLA”); 42 U.S.C. sections 1981-1988; the Equal Pay Act of 1963; the Worker Adjustment and Retraining Notification (WARN) Act of 1988; the Immigration Reform and Control Act of 1986; the Uniformed Services Employment and Reemployment Rights Act of 1994; Executive Order 11,246; Section 503 of the Rehabilitation Act of 1973; the Vietnam Era Veterans’ Readjustment Assistance Act of 1974; the Sarbanes-Oxley Act of 2002; Sections 748(h)(i), 922(h)(i), and 1057 of the Dodd-Frank Wall Street and Consumer Protection Act of 2009; the False Claims Act of 1863; the Age Discrimination in Employment Act of 1967; and the Older Workers

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Benefit Protection Act of 1990; all as amended; (iii) claim based on alleged violation of any duty or obligation arising out of contract, tort, libel or slander, defamation, public policy, law, or equity, or allegations of wrongful or retaliatory discharge, or of whistleblower retaliation; (iv) except as otherwise specifically stated in the Separation Agreement, any claim based on an alleged expectation, anticipation, right, or claim to incentive compensation under any Company incentive compensation plan, including, but not limited to, the MetLife Annual Variable Incentive Plan; the Performance Incentive Plan; and the MetLife, Inc. 2015 Stock and Incentive Compensation Plan; the MetLife, Inc. 2005 Stock and Incentive Compensation Plan; the MetLife, Inc. 2000 Stock Incentive Plan; and the Long Term Performance Compensation Plan; (v) any claim for benefit plan accruals based upon the payments enumerated in this Agreement or compensation (other than as specifically set forth in the Separation Agreement), whether classified as back pay, front pay, or any other compensation paid by MetLife or awarded post-termination, including, but not limited to, compensation awarded by a regulatory body, arbitration panel, or court of competent jurisdiction; and, (vi) any claim for any enhancement or differential calculation over and above the benefit vested or otherwise payable to me under the standard terms of the MetLife Options and Choices Plan, the MetLife Retirement Plan, the MetLife Auxiliary Retirement Plan, the MetLife 401(k) Plan, the MetLife Auxiliary Match Plan, or any other MetLife benefit plan. With the exception of salary paid through the Separation Date, no amount paid or payable under the Separation Agreement shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company or its Affiliates nor affect any benefits under any other benefit plan of the Company now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation.

(b)    I specifically and expressly acknowledge that the release set forth in Section 1(a) above (the “Release”) is intended to and does include, waive, and extinguish all claims, known or unknown, suspected or unsuspected, that I may have against any and all of the Released Parties that exist as of, or which have ever existed at any time up to and including, the date that I sign this General Release, but that it does not waive or extinguish any rights or claims that may arise after the date that I sign this General Release, or any claims or rights that cannot be waived by law. I further acknowledge that no possible claim or claims against the Company or any of the other Released Parties would affect or change my complete and voluntary acceptance of the Separation Agreement or this General Release, even if such claim or claims were unknown or unsuspected at the time I sign this General Release and discovered after I sign this General Release.

(c)    I represent and warrant that I have the full power and authority to enter into this General Release, I do so knowingly and voluntarily, and have not assigned, pledged, encumbered, or in any manner conveyed all or any portion of the claims covered by this General Release. I agree that anyone who succeeds to any rights I may have, such as

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representatives, assigns, agents, administrators, heirs, or executors, is bound by this General Release and the Separation Agreement Release.

(d)    Except as otherwise expressly set forth in the Separation Agreement, I waive any right I may have to participate in or receive severance pay or benefits under: (i) any program, arrangement, policy, practice, or plan of any of the Released Parties (including, but not limited to, the MetLife Plan for Transition Assistance for Grades 14 and Above (“MPTA”)), or (ii) any agreement or understanding with any of the Released Parties.

2.     I further acknowledge and agree that:

(a)    The Separation Agreement and General Release, which is incorporated by reference herein, is a part of an agreement between me and the Company that is written in a manner which I understand. Under the Separation Agreement, the Company is giving me money and other things of value which I would not otherwise be entitled to receive.

(b)    The Release set forth in Section 1 of this General Release is a part of an agreement between me and the Company that is written in a manner that I understand. Under the Separation Agreement, the Company is giving me money and other things of value that I would not otherwise be entitled to receive.

(c)    I am being given twenty-one (21) days to consider and to sign this General Release.

(d)    I am hereby advised by the Company to consult with an attorney prior to executing this General Release.

(e)    If I should sign this General Release before the end of the 21-day consideration period, such signing shall be considered notice to the Company that I have given up my right to consider this General Release for the full twenty-one (21) days.

(f)    I have seven (7) days following my execution of this General Release to revoke this General Release. This General Release will not become effective or enforceable until the eighth (8th) day following my execution of it (the “Effective Date”). In the event that I exercise my right to revoke this General Release, neither the Company nor I will have any obligations under this General Release. If I choose to revoke this General Release, I understand that I must do so in writing addressed and delivered to Margery Brittain, MetLife, Inc., 200 Park Avenue, New York, New York, 10166 or by sending an email to mbrittain@metlife.com, before the expiration of the seven (7) day revocation period. If I deliver the revocation by hand or by electronic mail, the revocation will be considered timely if it is delivered or e-mailed as provided herein at the above address and/or e-mail addresses within seven (7) days of my signing of this General Release. If I

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deliver the revocation by mail, the revocation will be considered timely if it is mailed to Margery Brittain at the above address and postmarked within seven (7) days of my signing of this General Release.

(g)    By signing this General Release, I am releasing and waiving all claims against the Released Parties, including, without limitation, any rights or claims arising under the Age Discrimination in Employment Act (29 U.S.C. § 621, et seq.) or other similar laws. I am not releasing or waiving any rights or claims that may arise after the date I execute this General Release.

(h)    Nothing in this General Release or in the Separation Agreement prevents me from filing a charge with or cooperating in an investigation conducted by the United States Equal Employment Opportunity Commission (“EEOC”) or a state or local fair employment practices agency. However, by signing this General Release and the Separation Agreement, I understand and agree that I am waiving any right to recover monetary damages (including, but not limited to, attorneys’ fees and costs), equitable relief, and/or reinstatement with respect to any claims or causes of action released and/or waived in this General Release or in the Separation Agreement.

(i)    I have had the opportunity to review and reflect on all terms of this General Release, and I have not been subject to any duress or other undue or improper influence interfering with the exercise of my free will to execute this General Release. I knowingly and voluntarily agree to all of the terms set forth in this General Release, and I knowingly and voluntarily intend to be legally bound by them.

3.     Notwithstanding the terms of Section 1 of this General Release, nothing therein shall adversely affect any right I may have: (i) under the Separation Agreement; (ii) to wages earned through the “Separation Date” (defined in Section 2 of the Separation Agreement) that I have not been paid; (iii) to payment for Paid Time Off (“PTO”) which is accrued but unused through the Separation Date for which I am entitled to be paid under the Company’s PTO policy and applicable law, but for which I have not been paid; (iv) to reimbursement for pre-approved business expenses incurred through the Separation Date for which I have not been reimbursed; (v) to benefits, other than severance benefits, accrued and vested under any employee benefit plan (except the MetLife Plan for Transition Assistance for Grades 14 and Above “MPTA”) of the Company or any of its “Affiliates” (defined in Section 9 of the Separation Agreement) pursuant to the terms of the applicable employee benefit plan; (vi) to rights I may have as a consumer or owner of MetLife products; or (vii) to indemnification under the Company’s Articles of Organization or by-laws or under the terms of the applicable Company directors’ and officers’ liability insurance policy.

4.     Permitted Reporting. I acknowledge and agree that nothing contained herein, including the terms regarding confidentiality, prohibits me from reporting possible violations of federal

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law or regulation to any governmental agency or entity including but not limited to the Department of Justice, the Securities and Exchange Commission, the Congress, and any Inspector General, or making other disclosures that are protected under the whistleblower provisions of federal law or regulation. I further acknowledge and agree that I do not need the prior authorization of the Company to make any such reports or disclosures and are not required to notify the Company that I have made such reports or disclosures. In addition, nothing contained herein waives any right I may have to receive a monetary award from the SEC as a whistleblower pursuant to the bounty provision under Section 922(a)-(g) of the Dodd-Frank Wall Street and Consumer Protection Act of 2009, as amended, or directly from any other federal, state, or local agency pursuant to a similar program.

I acknowledge that I (a) have read and fully understand all the terms and conditions of this General Release, (b) have had sufficient time to consider this General Release and to consult with an attorney, and (c) am signing this General Release knowingly, voluntarily, and willingly.

John C.R. Hele

Signature

Date Signed:

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